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                                                                   EXHIBIT 99(b)

[H.B. FULLER     H.B. Fuller Company                 Contact: Scott Dvorak
   LOGO]         Corporate Headquarters                       Investor Relations
                                                              651-236-5150
                 P.O 64683
                 St. Paul, Minnesota 55164-0683

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NEWS                  For Immediate Release                   September 24, 2002

           H.B. Fuller Files Shelf Registration Statement with the SEC

ST. PAUL, Minn. - H.B. Fuller Company (NASDAQ: FULL) today announced that it has filed a universal shelf registration statement with the Securities and Exchange Commission. The registration statement provides for the sale by the Company of up to $500 million of a wide variety of securities, including common stock, preferred stock, debt and warrants.

Currently, the Company has no specific plans to issue any securities under the registration statement. The Company believes that utilization of a shelf registration, which is employed by many public companies, is a practical and efficient way to access the public markets.

The registration statement relating to these securities has been filed with the Securities and Exchange Commission but has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

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H.B. Fuller Company is a worldwide manufacturer and marketer of adhesives, sealants, coatings, paints and other specialty chemical products, with fiscal 2001 sales of $1.274 billion. Common stock is traded on the NASDAQ exchange under the symbol FULL. For more information about the Company, visit their website at: http://www.hbfuller.com.


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Safe Harbor for Forward-Looking Statement

This announcement contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 regarding H.B. Fuller's shelf registration statement. These statements are based on current expectations and are subject to various risks and uncertainties, including but not limited to the following: availability of acquisitions, demand for capital expenditures, political and economic conditions; future financial performance, the regulatory environment; and other risks as indicated from time to time in the Company's filings with the Securities and Exchange Commission. H.B. Fuller expressly disclaims any obligation or undertaking to publicly release any updates or revisions to any statements or any change in its expectations.


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